Exhibit 99.1

Rapid7 Announces Third Quarter 2017 Financial Results

•	Total revenue was $50.5 million, an increase of 25% year-over-year

•	GAAP loss from operations was ($13.0) million, non-GAAP loss from operations was ($6.8) million

•	Deferred revenue of $188.6 million, an increase of 26% year-over-year

•	Calculated billings were $58.7 million, an increase of 31% year-over-year

•	Raises full year 2017 guidance

Boston, MA – November 7, 2017 – Rapid7, Inc. (NASDAQ: RPD), a leading provider of analytics solutions for security and IT operations, today announced its financial results for the third quarter of 2017.

“This quarter we continued to see broad-based demand for our solutions and we are executing well against our plan,” said Corey Thomas, CEO of Rapid7. “We believe our results validate that Rapid7 has the right strategy across our markets. Our approach of providing multiple high-impact analytics solutions based on the Rapid7 Insight platform is resonating with customers and driving consolidation of spending with Rapid7, as lean IT and security teams strive to leverage their scarce resources and improve their effectiveness. Additionally, as we evolve our product set on our cloud-based platform, our recurring revenue is showing strong growth.”

Third Quarter 2017 Financial Results

•	Total revenue was $50.5 million, an increase of 25% year-over-year.

•	Deferred revenue as of September 30, 2017 was $188.6 million, an increase of 26% year-over-year.

•	Calculated billings were $58.7 million, an increase of 31% year-over-year.

•	GAAP loss from operations was ($13.0) million, compared to GAAP loss from operations of ($10.2) million in the third quarter of 2016. For the third quarter of 2017, non-GAAP loss from operations was ($6.8) million, compared to non-GAAP loss from operations of ($5.3) million in the third quarter of 2016.

•	Adjusted EBITDA was ($5.6) million in the third quarter of 2017, compared to an adjusted EBITDA of ($4.1) million in the third quarter of 2016.

•	GAAP net loss was ($10.3) million or a GAAP loss per share of ($0.24), compared to a GAAP net loss of ($10.2) million or a GAAP loss per share of ($0.25) for the third quarter of 2016. Non-GAAP net loss was ($6.6) million or a non-GAAP net loss per share of ($0.15), compared to a non-GAAP net loss of ($5.2) million or a non-GAAP net loss per share of ($0.13) for the third quarter of 2016.

•	Cash provided by operating activities was $5.7 million for the third quarter of 2017, compared to $1.8 million for the third quarter of 2016.

Year to Date 2017 Financial Results

•	Total revenue for the nine months ended September 30, 2017 was $143.2 million, an increase of 27% year-over-year.

•	For the nine months ended September 30, 2017, GAAP loss from operations was ($35.4) million, compared to GAAP loss from operations of ($39.1) million for the same period in 2016. For the nine months ended September 30, 2017, non-GAAP loss from operations was ($18.6) million, an improvement compared to non-GAAP loss from operations of ($23.8) million for the same period in 2016.

•	Adjusted EBITDA was ($15.2) million for the nine months ended September 30, 2017, an improvement compared to adjusted EBITDA of ($20.4) million in the same period in 2016.

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•	Cash provided by operating activities was $5.1 million in the nine months ended September 30, 2017, compared to $2.1 million in 2016.

Recent Business Metrics and Highlights

•	Our renewal rate for the third quarter of 2017, which includes upsells and cross-sells of additional products and services, was 119%. The expiring renewal rate, which excludes upsells and cross-sells of additional products and services, was 89% in the third quarter of 2017.

•	70.5% of total revenue in the third quarter of 2017 was recurring revenue, which is comprised of content subscriptions, maintenance and support, cloud-based subscriptions, managed services subscriptions, and term licenses, up from 67.7% in the third quarter of 2016.

•	86% of total revenue for the third quarter of 2017 came from deferred revenue on the balance sheet at the beginning of the quarter. Recurring revenues increased over 30% year-over-year.

•	For the third quarter of 2017, total revenue from North America increased 24% year-over-year to $42.9 million and comprised 85% of total revenue. Total revenue from international increased 30% year-over-year to $7.6 million and comprised 15% of total revenue for the third quarter of 2017.

•	Ended the third quarter of 2017 with over 6,700 customers, an increase of 15% year-over-year.

•	Celebrated industry excellence with customer awards at UNITED Summit. The awards showcase individuals working to drive their organizations, industry, and security community forward.

•	For additional details on the reconciliations of non-GAAP measures and certain other business metrics to their nearest comparable GAAP measures, please refer to the financial data tables posted on our website at http://investors.rapid7.com.

Fourth Quarter and Full-Year 2017 Guidance

Rapid7 anticipates total revenue, non-GAAP loss from operations, and non-GAAP net loss per share to be in the following ranges:

Fourth Quarter 2017:

Total revenue	$53.9 to $55.3 million
Non-GAAP Loss from Operations	$(7.9) to $(7.1) million
Net loss per share (non-GAAP)	$(0.18) to $(0.16)

The fourth quarter 2017 net loss per share calculation assumes 43.5 million basic and diluted weighted average common shares outstanding.

Updated Full-Year 2017:

Total revenue	$197.1 to $198.5 million
Non-GAAP Loss from Operations	$(26.5) to $(25.7) million
Net loss per share (non-GAAP)	$(0.62) to $(0.60)
Calculated Billings (non-GAAP)	$236.5 to $239.5 million

The full-year net loss per share calculation assumes 43.0 million basic and diluted weighted average common shares outstanding. Guidance for the fourth quarter and full-year 2017 does not include any potential impact of foreign exchange gains or losses.

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Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expenses and certain non-recurring items. Rapid7 has provided a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures in the financial statement tables included in this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis.

Conference Call and Webcast Information

Rapid7 will host a conference call today, November 7, 2017, to discuss its results at 4:30 p.m. Eastern Time. The call will be accessible by telephone at 800-676-6259 (domestic) or 303-223-2682 (international). The call will also be available live via webcast on the Company’s website at http://investors.rapid7.com. A telephone replay of the conference call will be available at 800-633-8284 or 402-977-9140 (access code 21860058) until November 8, 2017. A webcast replay will be available at http://investors.rapid7.com.

About Rapid7

Rapid7 (NASDAQ: RPD) is trusted by IT and security professionals around the world to manage risk, simplify modern IT complexity, and drive innovation. Rapid7 analytics transform today’s vast amounts of security and IT data into the answers needed to securely develop and operate sophisticated IT networks and applications. Rapid7 research, technology, and services drive vulnerability management, penetration testing, application security, incident detection and response, and log management for more than 6,700 organizations across 125 countries, including 39% of the Fortune 1000. To learn more about Rapid7 or join our threat research, visit www.rapid7.com.

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA. We define adjusted EBITDA as net loss before (1) interest income (expense), net, (2) other income (expense), net, (3) provision for (benefit from) income taxes, (4) depreciation expense, (5) amortization of intangible assets, (6) stock-based compensation expense, and (7) certain acquisition-related expenses. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. There are limitations to using this non-GAAP financial measure, including that other companies may calculate this measure differently than we do, that it does not reflect our capital expenditures or future requirements for capital expenditures and that it does not reflect changes in, or cash requirements for, our working capital and excludes some items that are cash based.

We also monitor operating measures of non-GAAP gross profit, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share. These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of acquired intangible assets, certain acquisition-related expenses, and certain non-recurring items. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making. While our non-GAAP financial

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measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.

Calculated Billings (non-GAAP). Calculated billings is a non-GAAP measure that we define as total revenue recognized in accordance with GAAP plus the change in deferred revenue from the beginning to the end of the period. We consider calculated billings to be a useful metric for management and investors, as a supplement to the corresponding GAAP measure of total revenue, because billings drive deferred revenue, which is an important indicator of the health and visibility of trends in our business, and represents a significant percentage of future revenue. We regularly monitor calculated billings because we believe the measure offers valuable information regarding the performance of our business and will help investors better understand the sales activity and performance of our business for a particular period. With the expansion of our subscription, cloud-based product offerings (InsightVM, InsightIDR, InsightAppSec, and InsightOps) on the Insight platform, we may realize a shortening of our average contract duration, which should be taken into consideration when evaluating calculated billings. Our use of calculated billings has limitations as an analytical tool and should not be considered in isolation or as a substitute for revenue recognition or revenue measurement, or an analysis of our results as reported under GAAP. Also, it is important to note that other companies, including companies in our industry, may not use calculated billings as a measure of their business, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of calculated billings as a comparative measure.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our market opportunity, demand for our product and service offerings, expectations regarding our reoccurring revenue and our future financial and business performance for the fourth quarter and full-year 2017, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended June 30, 2017 filed with the Securities and Exchange Commission on August 8, 2017, and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

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Investor contact:

Jeff Bray, CFA

Vice President, Investor Relations

investors@rapid7.com

(857) 990-4074

Press contact:

Rachel E. Adam

Rapid7, Senior PR Manager

press@rapid7.com

(857) 990-4136

rapid7.com

RAPID7, INC.

Consolidated Balance Sheets (Unaudited)

(in thousands)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$49,055	$53,148
Short-term investments	34,825	18,779
Accounts receivable, net	48,690	49,154
Prepaid expenses and other current assets	8,747	9,152

Total current assets	141,317	130,233

Long-term investments	1,110	20,162
Property and equipment, net	7,995	8,088
Goodwill	83,170	75,110
Intangible assets, net	17,208	8,946
Other assets	640	764

Total assets	$251,440	$243,303

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,567	$4,012
Accrued expenses	23,737	23,499
Deferred revenue, current portion	133,117	116,903
Other current liabilities	1,394	1,195

Total current liabilities	161,815	145,609

Deferred revenue, non-current portion	55,526	52,160
Other long-term liabilities	2,333	3,496

Total liabilities	219,674	201,265
Stockholders’ equity:
Common stock	439	426
Treasury stock	(4,645)	(4,391)
Additional paid-in-capital	457,904	435,360
Accumulated other comprehensive loss	(23)	(19)
Accumulated deficit	(421,909)	(389,338)

Total stockholders’ equity	31,766	42,038

Total liabilities and stockholders’ equity	$251,440	$243,303

RAPID7, INC.

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenue:
Products	$29,626	$23,108	$82,736	$64,709
Maintenance and support	11,654	9,694	33,794	27,037
Professional services	9,241	7,537	26,679	20,657

Total revenue	50,521	40,339	143,209	112,403
Cost of revenue:
Products	6,888	3,415	17,155	8,700
Maintenance and support	1,739	1,801	5,467	5,240
Professional services	5,740	4,822	17,088	14,103

Total cost of revenue	14,367	10,038	39,710	28,043

Total gross profit	36,154	30,301	103,499	84,360

Operating expenses:
Research and development	13,570	11,616	36,836	36,890
Sales and marketing	28,224	21,284	80,166	65,732
General and administrative	7,402	7,605	21,906	20,842

Total operating expenses	49,196	40,505	138,908	123,464

Loss from operations	(13,042)	(10,204)	(35,409)	(39,104)
Other income (expense), net:
Interest income (expense), net	198	44	585	55
Other income (expense), net	235	36	349	184

Loss before income taxes	(12,609)	(10,124)	(34,475)	(38,865)
Provision for (benefit from) income taxes	(2,325)	70	(2,009)	361

Net loss	$(10,284)	$(10,194)	$(32,466)	$(39,226)

Net loss per share, basic and diluted	$(0.24)	$(0.25)	$(0.76)	$(0.96)

Weighted-average common shares outstanding, basic and diluted	43,279,025	41,482,173	42,693,212	41,033,080

RAPID7, INC.

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Cash flows from operating activities:
Net loss	$(10,284)	$(10,194)	$(32,466)	$(39,226)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	2,067	1,911	5,304	5,330
Stock-based compensation expense	5,288	4,177	14,738	13,337
Provision for doubtful accounts	31	110	509	504
Deferred income taxes	(2,632)	—	(2,632)	—
Foreign currency re-measurement gain	(172)	(47)	(410)	(166)
Other non-cash expenses	39	38	214	168
Change in operating assets and liabilities:
Accounts receivable	(1,110)	189	130	5,134
Prepaid expenses and other assets	189	325	601	(1,076)
Accounts payable	1,335	(1,355)	(322)	549
Accrued expenses	2,925	1,855	803	(1,607)
Deferred revenue	8,214	4,543	19,580	18,948
Other liabilities	(146)	238	(965)	166

Net cash provided by operating activities	5,744	1,790	5,084	2,061

Cash flows from investing activities:
Business acquisition, net of cash acquired	(14,717)	—	(14,717)	—
Purchases of property and equipment	(928)	(1,465)	(3,506)	(3,307)
Capitalization of internal-use software costs	(440)	—	(756)	—
Purchases of investments	(5,856)	—	(21,684)	—
Sale and maturities of investments	9,917	—	24,522	—

Net cash used in investing activities	(12,024)	(1,465)	(16,141)	(3,307)

Cash flows from financing activities:
Deferred business acquisition payment	—	—	(796)	—
Payments of capital lease obligations	—	—	—	(68)
Taxes paid related to net share settlement of equity awards	(207)	(66)	(468)	(3,826)
Proceeds from employee stock purchase plan	1,415	1,628	2,914	3,724
Proceeds from stock option exercises	884	1,087	4,995	2,518

Net cash provided by financing activities	2,092	2,649	6,645	2,348

Effects of exchange rates on cash and cash equivalents	175	(14)	319	60

Net (decrease) increase in cash and cash equivalents	(4,013)	2,960	(4,093)	1,162
Cash and cash equivalents, beginning of period	53,068	84,755	53,148	86,553

Cash and cash equivalents, end of period	$49,055	$87,715	$49,055	$87,715

RAPID7, INC.

GAAP to Non-GAAP Reconciliation (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Total gross profit (GAAP)	$36,154	$30,301	$103,499	$84,360
Add: Stock-based compensation expense[1]	305	166	815	445
Add: Amortization of acquired intangible assets[2]	853	447	1,731	1,338

Total gross profit (non-GAAP)	$37,312	$30,914	$106,045	$86,143

Gross margin (non-GAAP)	74%	77%	74%	77%

Gross profit (GAAP) - Products	$22,738	$19,693	$65,581	$56,009
Add: Stock-based compensation expense	92	11	242	42
Add: Amortization of acquired intangible assets	853	447	1,731	1,338

Total gross profit (non-GAAP) - Products	$23,683	$20,151	$67,554	$57,389

Gross margin (non-GAAP) - Products	80%	87%	82%	89%

Gross profit (GAAP) - Maintenance and support	$9,915	$7,893	$28,327	$21,797
Add: Stock-based compensation expense	71	41	212	154

Total gross profit (non-GAAP) - Maintenance and support	$9,986	$7,934	$28,539	$21,951

Gross margin (non-GAAP) - Maintenance and support	86%	82%	84%	81%

Gross profit (GAAP) - Professional services	$3,501	$2,715	$9,591	$6,554
Add: Stock-based compensation expense	142	114	361	249

Total gross profit (non-GAAP) - Professional services	$3,643	$2,829	$9,952	$6,803

Gross margin (non-GAAP) - Professional services	39%	38%	37%	33%

Loss from operations (GAAP)	$(13,042)	$(10,204)	$(35,409)	$(39,104)
Add: Stock-based compensation expense[1]	5,288	4,177	14,738	13,337
Add: Amortization of acquired intangible assets[2]	894	769	1,863	1,935
Add: Acquisition-related expenses[3]	87	—	167	—

Loss from operations (non-GAAP)	$(6,773)	$(5,258)	$(18,641)	$(23,832)

Net loss (GAAP)	$(10,284)	$(10,194)	$(32,466)	$(39,226)
Add: Stock-based compensation expense[1]	5,288	4,177	14,738	13,337
Add: Amortization of acquired intangible assets[2]	894	769	1,863	1,935
Add: Acquisition-related expenses[3]	87	—	167	—
Add: Release of valuation allowance, acquisition-related	(2,632)	—	(2,632)	—

Net loss (non-GAAP)	$(6,647)	$(5,248)	$(18,330)	$(23,954)

Net loss per share, basic and diluted (non-GAAP)	$(0.15)	$(0.13)	$(0.43)	$(0.58)

Weighted-average common shares outstanding, basic and diluted	43,279,025	41,482,173	42,693,212	41,033,080

[1] Includes stock-based compensation expense as follows:
Cost of revenue	$305	$166	$815	$445
Research and development	1,986	1,600	5,188	4,617
Sales and marketing	1,512	1,328	4,694	5,453
General and administrative	1,485	1,083	4,041	2,822

[2] Includes amortization of acquired intangible assets as follows:
Cost of revenue	$853	$447	$1,731	$1,338
Sales and marketing	37	38	114	115
General and administrative	4	284	18	482

[3] Includes acquisition-related expenses as follows:
General and administrative	$87	$—	$167	$—

RAPID7, INC.

Reconciliation of Total Revenue to Calculated Billings (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Total revenue	$50,521	$40,339	$143,209	$112,403
Add: Deferred revenue, end of period	188,643	149,264	188,643	149,264
Less: Deferred revenue, beginning of period	180,429	144,722	169,063	130,317

Calculated billings	$58,735	$44,881	$162,789	$131,350

Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net loss	$(10,284)	$(10,194)	$(32,466)	$(39,226)
Interest (income) expense, net	(198)	(44)	(585)	(55)
Other (income) expense, net	(235)	(36)	(349)	(184)
Provision for (benefit from) income taxes	(2,325)	70	(2,009)	361
Depreciation expense	1,173	1,142	3,441	3,395
Amortization of intangible assets	894	769	1,863	1,935
Acquisition-related expenses	87	—	167	—
Stock-based compensation expense	5,288	4,177	14,738	13,337

Adjusted EBITDA	$(5,600)	$(4,116)	$(15,200)	$(20,437)